EXHIBIT 23.1



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the use of our report dated March 26, 2008 included in Amendment No. 4 to the Registration Statement on Form S-1 of Whispering Oaks International, Inc. for the registration of shares of its common stock.


/s/ MANNING ELLIOTT LLP

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada


April 28, 2008